EXHIBIT 99.2

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Director - Investor Relations
(832) 239-6190 or (800) 934-6083

FOR IMMEDIATE RELEASE

NUEVO ENERGY COMPANY PROVIDES FURTHER INFORMATION

RELATING TO REDEMPTION OF OUTSTANDING

5.75% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2026 AND

RELATED $2.875 TRUST PREFERRED SECURITIES

HOUSTON, Texas, June 4, 2004 – Nuevo Energy Company (“Nuevo”), a wholly owned subsidiary of Plains Exploration & Production Company (NYSE:PXP) (“PXP”), announced today that it has called for redemption its outstanding 5.75% Convertible Subordinated Debentures due 2026, all of which are held by its subsidiary, Nuevo Financing I (the “TECON Trust”), and the $2.875 Trust Preferred Securities (the “TECONs”) (NEVPrT, CUSIP number 670511203) issued by the TECON Trust.

The TECONs will be redeemed in full on June 29, 2004 at 5:00 p.m., New York City time at an aggregate price equal to 101.726% of their stated principal amount plus accrued and unpaid distributions thereon to the date of redemption. At any time prior to the close of business on the day prior to the redemption date, the TECONs may be converted, through a subsequent conversion of the underlying Debentures, into 1.4863 shares of PXP common stock for each TECON share (or one share of PXP common stock for each $33.64 in stated principal amount of Debentures).

Upon payment by Nuevo of the aggregate redemption price, all rights of holders of the TECONs (other than the right to receive payment for the redemption) will cease immediately prior to the close of business on June 29, 2004. In order to receive payment in connection with the redemption, the TECONs must be presented and surrendered to Wilmington Trust Company at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, attention Corporate Trust Administration.

Questions relating to the terms of the redemption may be directed to Wilmington Trust Company, as the Institutional Trustee for the Trust (telephone: 302-636-6016).

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas, East Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

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ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning PXP’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include:

•	reliability of reserve and production estimates,

•	production expense estimates,

•	cash flow estimates,

•	future financial performance, and

•	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on certain assumptions PXP made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond PXP’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2003, for a further discussion of these risks.

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